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                                                                      Exhibit 5

              [BOULT, CUMMINGS, CONNERS & BERRY PLC LETTERHEAD]



                              November 7, 1996


ShoLodge, Inc.
217 West Main Street
Gallatin, Tennessee 37066

Ladies and Gentlemen:

        We have acted as counsel for ShoLodge, Inc. (the "Company") in connection with the registration statement on Form S-3 (File No. 333-14463)
(the "Registration Statement") filed by the Company, covering up to $125,000,000 of the Company's Senior Subordinated Notes (the "Notes").

        Each series of Notes is proposed to be issued pursuant to the terms of an indenture and a supplemental indenture to be entered into between the Company and Bankers Trust Company, as trustee (the "Indenture" and "Supplemental Indentures").

        In rendering this opinion, we have examined such certificates of officers of the Company and such other writings, and have made such examination of law, as we have deemed necessary.

        We are of the opinion that when the Indenture and each Supplemental Indenture have been duly authorized, executed and delivered by each party thereto, and the issuance, execution and delivery of a specific series of Notes have been duly authorized and executed, delivered and authenticated in accordance with the terms of the Indenture and a specific Supplemental Indenture related thereto and sold pursuant to an underwriting agreement in substantially the form filed as an exhibit to the Registration Statement, such Notes will be legally issued and constitute binding obligations of the Company, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

        In rendering our opinion, we have assumed that, at the time of the execution and delivery of the Indenture and the applicable Supplemental Indenture and the execution, delivery and authentication of the related series of Notes, (i) there will not have occurrred any change in the law affecting the authorization, issuance, validity or enforceability of the Indenture, Supplemental Indenture or the Notes, (ii) the Registration Statement will have been declared effective by the Commission and will continue to be effective, and the issuance of such securities will be in compliance with all applicable state securities laws; (iii) the Notes will be issued and


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ShoLodge, Inc.
November 7, 1996
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sold as described in the applicable Prospectus Supplement; (iv) none of the particular terms of a series of Notes will violate any applicable law, and (v) neither the issuance and sale of the Notes nor the compliance by the Company with the terms thereof will result in a violation of any agreement or instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company.

        Further, we have assumed the accuracy and completeness of all certifications, documents and other proceedings examined by us that have been executed or certified by officials of the Company acting within the scope of their official capacities and have not verified the accuracy or truthfulness thereof. We have also assumed the genuineness of the signatures appearing upon such public records, certifications, documents and proceedings. In addition, we have assumed that the Indenture and each Supplemental Indenture and the related Notes will be executed and delivered in substantially the form filed as exhibits to the Registration Statement (including such exhibits incorporated therein which were previously filed with the Commission), and that such Notes will be sold as described in the Prospectus Supplements described in the Registration Statement.

        We express no opinion as to the laws of any jurisdiction, other than the federal laws of the United States of America and the laws of the State of Tennessee.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.


                                      Very truly yours,


                                      /s/ BOULT, CUMMINGS, CONNERS & BERRY, PLC